Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Scott Christian

CFO Xata Corporation

952-707-5600

Xata Reports Fiscal 2012 Second Quarter Results

Software revenue grows 3 percent as Xata continues to build its SaaS customer base and recurring software revenue stream.

MINNEAPOLIS, May 3, 2012—Xata Corporation (NASDAQ:XATA) reported results for its fiscal 2012 second quarter, ended March 31, 2012.

Total revenue was $15.9 million for the quarter ended March 31, 2012, compared to $16.7 million for the same period of fiscal 2011. Net loss to common shareholders for the second quarter of fiscal 2012 was $2.1 million, compared to $0.8 million for the same period of fiscal 2011. The Company reported a loss of $0.20 per diluted share for the quarter ended March 31, 2012, compared to a loss of $0.07 per diluted share for the same period of fiscal 2011. Important developments for the quarter included:

•

Software revenue increased $0.3 million to $11.7 million for the quarter ended March 31, 2012. The 3-percent growth in software revenue in the second quarter of fiscal 2012 was fueled by a 40-percent growth in Xata Turnpike software revenue.

•

Higher margin software revenues increased as market preferences continue to favor the Company’s no upfront hardware cost Xata Turnpike solution rather than its hardware-based XataNet solution. As a result, fiscal 2012 second quarter software revenue accounted for approximately 74 percent of total revenue, compared to 68 percent for the same period of fiscal 2011.

•	The Company acquired 61 new customers in the second quarter of fiscal 2012, with the majority selecting the Xata Turnpike solution.

“Second quarter results reflect continued growth in the Xata Turnpike solution as new customers are recognizing the benefits of mobile technologies,” said Jay Coughlan, chairman and president, Xata. “Our commitment to develop mobile fleet management solutions that meet the future needs of any size fleet is reflected in our increased R&D expenditures.”

“The strong growth rate of our Xata Turnpike recurring software revenue demonstrates the market preference for mobility-based solutions that utilize smart phones and tablets. These mobile devices enable customers to consolidate operating platforms and extend utilities beyond Xata,” said Scott Christian, chief financial officer, Xata.

Fiscal 2012 second quarter total gross margin of 51 percent improved 3 percentage points compared the

Xata Releases Fiscal 2012 Second Quarter Results – Page 2

same period of the previous year. The continued growth in the higher margin recurring software revenue drove this improvement. Overall, software gross margin remained strong at 71 percent of software revenue.

Selling, general and administrative expenses remained relatively consistent at $6.6 million and $6.7 million for the second quarters of fiscal 2012 and 2011, respectively. However, selling, general and administrative expense increased as a percentage of revenue from 40 percent in the second quarter of fiscal 2011 to 42 percent in the second quarter of fiscal 2012 as the result of lower overall revenues.

Research and development costs increased $1.3 million to $3.5 million for the second quarter of fiscal 2012, compared to $2.2 million for the same period of fiscal 2011. This increase reflects Xata’s effort to enhance its current mobile and SaaS solutions, with a focus on scalable and reliable solutions that will meet the market’s current and anticipated fleet management and regulatory needs.

For the second quarter of fiscal 2012, the Company reported non-GAAP earnings of $0.2 million, compared to $1.1 million for the same period of fiscal 2011. As a result, the Company reported non-GAAP earnings of $0.01 per diluted share for the quarter ended March 31, 2012, compared to non-GAAP earnings of $0.04 per diluted share for the same period of fiscal 2011.

As of March 31, 2012, Xata held $8.7 million in cash and cash equivalents and had $9.7 million of working capital.

During the second quarter of fiscal 2012, the Company secured an $8.0 million revolving line of credit. “The revolving line of credit was initially used to pay off the outstanding RouteTracker hardware unit capital lease obligations at a significantly lower interest rate,” said Scott Christian, chief financial officer, Xata. “This credit facility will allow for future growth in the low cost no upfront hardware cost Xata Turnpike solution.”

For the six months ended March 31, 2012, revenue increased by 6 percent as the result of strong hardware sales and continued growth in recurring software revenue compared the same period of fiscal 2011. Software revenue growth of 3 percent was driven by increases in Xata Turnpike and XataNet of 46 percent and 7 percent, respectively.

Net loss to common shareholders for the six months ended March 31, 2012 was $3.8 million, compared to $0.9 million for the same period of fiscal 2011. The Company reported a loss of $0.36 per diluted share for the six months ended March 31, 2012, compared to a loss of $0.09 per diluted share for the same period of fiscal 2011.

Xata Releases Fiscal 2012 Second Quarter Results – Page 3

Summary of revenue and gross margins (deficits) is as follows (in thousands, except percentage data):

	For the Six Months Ended March 31,
	2012	2011	Change
Revenue:
Software	$23,389	$22,721	3%
Hardware systems	8,088	6,632	22%
Services	983	1,366	(28%)

Total revenue	$32,460	$30,719	6%

Gross Margins (Deficits):
Software	72%	76%
Hardware systems	(6%)	(9%)
Services	(35%)	(20%)
Total gross margin	49%	53%

Non-GAAP vs. GAAP Financial Measures

To assist investors in understanding the Company’s financial performance, the Company supplements the financial results that we provide in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures. These non-GAAP financial measures are useful to investors for evaluating the Company’s historical and prospective financial performance, as well as our performance relative to competitors. Management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the business and to make operating decisions. These non-GAAP financial measures are among the primary factors management uses in planning for and forecasting future period performance. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

The specific non-GAAP financial measures, along with a reconciliation to the nearest comparable GAAP measures and further explanation of their usefulness to investors can be found at the end of this release.

About Xata

Xata Corporation (NASDAQ: XATA) provides intuitive, automated fleet management software solutions to the commercial trucking industry. By delivering real-time critical information on vehicle and driver performance, Xata makes it easy for fleet managers, dispatchers and drivers to collect, sort, view and analyze data to help reduce costs, increase safety and compliance and improve customer satisfaction. Our award-winning solutions include 1) XataNet, a full featured, enterprise-wide solution that helps private and for-hire fleets drive continuous improvement, and 2) Xata Turnpike, a technologically advanced, low-cost, easy-to-install solution that runs on drivers’ existing cell phones, smartphones and tablet computers. Both solutions help fleet managers and drivers meet established electronic onboard recorder (EOBR) regulations. We also offer a portfolio of professional services, including

Xata Releases Fiscal 2012 Second Quarter Results – Page 4

implementation, training and consulting to help our customer deliver bottom-line results. Today Xata solutions increase the productivity of approximately 117,000 trucks across North America. For more information, visit www.xata.com or call 1-800-745-9282.

Cautionary note regarding forward-looking statements.

This announcement includes forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations, and actual results may differ materially. The forward-looking statements in this announcement are subject to a number of risks and uncertainties including, but not limited to, the possibility of continuing operating losses, the ability to adapt to rapid technological change, the ability of our solutions to be compliant with future regulations, dependence on propriety technology and communication networks owned and controlled by others, the failure to renew contracts or failure to sell additional solutions or services to existing customers, the timely introduction and market acceptance of new products, the ability to fund future research and development activities, the ability to establish and maintain strategic partner relationships and the other factors discussed under “Risk Factors” in Part IA, Item 1 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 (as updated in our subsequent reports filed with the SEC). These reports are available under the “Investors” section of our website at www.xata.com and through the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Xata Releases Fiscal 2012 Second Quarter Results – Page 5

Xata Corporation

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
(In thousands, except per share data)	2012	2011	2012	2011
Revenue
Software	$11,703	$11,380	$23,389	$22,721
Hardware systems	3,624	4,899	8,088	6,632
Services	532	462	983	1,366

Total revenue	15,859	16,741	32,460	30,719

Cost of goods sold	7,834	8,643	16,485	14,301
Selling, general and administrative	6,622	6,664	12,742	12,777
Research and development	3,509	2,248	6,997	4,472

Total costs and expenses	17,965	17,555	36,224	31,550

Operating loss	(2,106)	(814)	(3,764)	(831)
Net interest and other expense	(153)	(95)	(264)	(178)

Loss before income taxes	(2,259)	(909)	(4,028)	(1,009)
Income tax benefit	(178)	(182)	(278)	(197)

Net loss	(2,081)	(727)	(3,750)	(812)

Preferred stock dividends and deemed dividends	(56)	(54)	(62)	(89)

Net loss to common shareholders	$(2,137)	$(781)	$(3,812)	$(901)

Net loss per common share:
Basic and diluted	$(0.20)	$(0.07)	$(0.36)	$(0.09)

Weighted average common and common share equivalents:
Basic and diluted	10,714	10,612	10,695	10,307

Xata Releases Fiscal 2012 Second Quarter Results – Page 6

Xata Corporation

Consolidated Balance Sheets

	March 31,	September 30,
(In thousands)	2012	2011
	(Unaudited)
Current assets
Cash and cash equivalents	$8,739	$12,407
Accounts receivable, net	7,546	8,556
Inventories	4,557	3,374
Deferred product costs	1,007	1,148
Prepaid expenses and other current assets	950	1,006

Total current assets	22,799	26,491

Equipment and leasehold improvements, net	9,312	9,155
Intangible assets, net	11,026	12,158
Goodwill	17,048	16,474
Deferred product costs, net of current portion	701	857
Other assets	850	690

Total assets	$61,736	$65,825

Current liabilities
Revolving line of credit	$2,953	$—
Current portion of debt obligations	54	1,746
Accounts payable	4,425	5,003
Accrued expenses	4,694	4,533
Deferred revenue	2,833	3,442

Total current liabilities	14,959	14,724

Debt obligations, net of current portion	—	1,386
Deferred revenue, net of current portion	1,489	1,874
Deferred tax liabilities	624	596
Other long-term liabilities	430	559

Total liabilities	17,502	19,139

Shareholders' equity
Preferred stock	44,209	44,149
Common stock	47,884	47,356
Contingent common stock earn-out	1,912	1,912
Accumulated deficit	(50,915)	(47,103)
Accumulated other comprehensive income	1,144	372

Total shareholders' equity	44,234	46,686

Total liabilities and shareholders' equity	$61,736	$65,825

Xata Releases Fiscal 2012 Second Quarter Results – Page 7

Xata Corporation

Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended March 31,
(In thousands)	2012	2011
Operating activities
Net loss	$(3,750)	$(812)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,967	2,988
Amortization of deferred financing costs	8	—
Deferred income taxes	—	181
Loss on sale or disposal of equipment and leased equipment	64	8
Stock-based compensation	527	588
Changes in assets and liabilities:
Accounts receivable, net	1,583	2,923
Inventories, net	(1,183)	598
Deferred product costs	297	746
Prepaid expenses and other assets	(31)	304
Accounts payable	(863)	(1,118)
Accrued expenses and other liabilities	(531)	(912)
Deferred revenue	(994)	(2,569)

Net cash (used in) provided by operating activities	(906)	2,925

Investing activities
Purchase of equipment and leasehold improvements	(1,982)	(1,292)
Proceeds from the sale or disposal of equipment	2	—

Net cash used in investing activities	(1,980)	(1,292)

Financing activities
Revolving line of credit, net	2,953	—
Payments on debt obligations	(3,624)	(600)
Deferred financing costs	(93)	—
Proceeds from exercise of options	—	36

Net cash used in financing activities	(764)	(564)

Effects of exchange rate on cash	(18)	76

(Decrease) increase in cash and cash equivalents	(3,668)	1,145

Cash and cash equivalents
Beginning	12,407	13,374

Ending	$8,739	$14,519

Xata Releases Fiscal 2012 Second Quarter Results – Page 8

Xata Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

Non-GAAP Earnings and Non-GAAP Earnings per Diluted Share:

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
(In thousands, except per share data)	2012	2011	2012	2011
Net loss to common shareholders	$(2,137)	$(781)	$(3,812)	$(901)

Adjustments:
Depreciation and amortization expense	2,012	1,548	3,967	2,988
Stock-based compensation	278	384	527	588
Net interest expense	164	53	273	94
Preferred stock dividends and deemed dividends	56	54	62	89
Income taxes	(178)	(182)	(278)	(197)

Total adjustments	2,332	1,857	4,551	3,562

Non-GAAP earnings	$195	$1,076	$739	$2,661

Non-GAAP earnings per diluted share	$0.01	$0.04	$0.03	$0.10

Shares used in calculating non-GAAP earnings per diluted share	27,271	27,127	27,209	26,770

Working Capital

	March 31,	September 30,
	2012	2011
Current assets	$22,799	$26,491
Current liabilities	(14,959)	(14,724)

Net current assets	7,840	11,767
Current portion of deferred revenue net of deferred costs	1,826	2,294

Working capital	$9,666	$14,061

Xata Releases Fiscal 2012 Second Quarter Results – Page 9

Footnotes to GAAP to Non-GAAP Reconciliation

(Unaudited)

The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. The methods of calculation and explanations of the adjustments to the most comparable GAAP measures are set forth below:

Non-GAAP earnings

This measure provides a supplemental view of earnings trends. Non-GAAP earnings excludes depreciation, amortization, stock-based compensation, net interest expense, preferred stock dividends and deemed dividends, income taxes, acquisition and financing related costs and litigation settlement costs from GAAP net loss to common shareholders. We believe our investors benefit from understanding these exclusions and from an alternate view of our earnings performance as compared to our past earnings performance.

Non-GAAP diluted earnings per share

We believe investors benefit by understanding the Company’s non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the Company. Non-GAAP diluted earnings per share is based on non-GAAP earnings, as defined above, divided by the sum of the weighted average common and dilutive common shares equivalents, such as options, restricted stock awards, restricted stock units, warrants or convertible preferred stock, assuming they were exercised or converted into common stock that then shared in the non-GAAP earnings of the Company, as defined by GAAP. We believe that these adjustments offer investors a useful view of our diluted earnings per share as compared to our past diluted earnings per share.

Working capital

Working capital represents current assets, less current liabilities, excluding the current portion of deferred revenue, net of deferred costs. We believe working capital provides investors with an additional view of the Company’s liquidity and ability to repay current obligations.